EXHIBIT 10.17.2
SCHEDULE
to the
Master Agreement
dated as of November 12, 2008
between
SUSQUEHANNA BANK (“Party A”) and Casie Ecology Oil Salvage, Inc.,
MidAtlantic Recycling Technologies, Inc. and Rezultz, Inc. (“Party B”)
Part I
Termination Provisions
In this Agreement: -
1. “Specified Entity” means in relation to Party A for the purposes of:
Section 5(a)(v), Not Applicable
Section 5(a)(vi), Not Applicable
Section 5(a)(vii), Not Applicable
Section 5(b)(iv), Not Applicable
in relation to Party B for the purpose of:
Section 5(a)(v), Not Applicable
Section 5(a)(vi), Not Applicable
Section 5(a)(vii), Not Applicable
Section 5(b)(iv), Not Applicable
2. “Specified Transaction” will have the meaning specified in Section 14.
3. The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and will apply to Party B.
In connection therewith, “Specified Indebtedness” will have the meaning specified in Section 14.
“Threshold Amount” means with respect to Party A an amount equal to three percent (3%) of shareholders’ equity and with respect to Party B, zero
4. “Termination Currency” means United States Dollars.
5. The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will apply to Party A and will apply to Party B.
6. The “Automatic Early Termination” provisions of Section 6(a) will not apply to Party A and will not apply to Party B.
7. Payments on Early Termination. For the purposes of Section 6(e) of this Agreement: -
(a) Market Quotation will apply to this Agreement; and

(b) The Second Method will apply to this Agreement.
8. Additional Termination Event will not apply to Party A. As to Party B, an Additional Termination Event shall occur upon the acceleration or refinancing of the obligations of Party B evidenced by the Term Loan Agreement and Loan Documents (as such terms are defined below) or such additional obligations as may be hedged by Party B pursuant to the Agreement (or any Specified Entity of or Credit Support Provider for Party B). For the purpose of the foregoing Termination Event, the Affected Party shall be Party B and the non-Affected Party shall be Party A.
Part II
Tax Representations
(a) Payer Representation. For the purpose of Section 3(e) of this Agreement, Party A will make the following representation and Party B will make the following representation: -
It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(c), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement of the other party contained in Section 4(a)(i) or Section 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.
(b) Payee Representations: For the purpose of Section 3(f) of this Agreement, Party A and Party B make the following representations:
Party A represents that it is a banking corporation organized and existing under the laws of the state of New Jersey.
Party B represents that it is a C-Corporation.
Each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the United States.
Part III
Agreement to Deliver Documents
For the purposes of Sections 4(a)(i) and (ii), each party agrees to deliver the following documents, as applicable:

Covered by Section
Party Required to	Form/Document/	Date by which to be	3(d)
Deliver Document	Certificate	Delivered	Representation
Party B	Any document requested by Party A in its sole discretion to cross-collateralize all of the debts, obligations and liabilities of Party B under this Agreement with all collateral pledged to Party A under any Credit Support Document.	As required by the Term Loan Agreement and Loan Documents (other than this Agreement)	Yes

Party B	Balance sheets and/or income statements and/or federal tax returns as required by Party A.	As required by the Term Loan Agreement and Loan Documents (other than this Agreement)	Yes

Party A and Party B	IRS Form W-9, or any successor form thereto.	Upon execution of this Agreement and promptly upon such time as the Form W-9 previously delivered by either Party A or Party B shall be inaccurate or incorrect.	Yes

Party A and Party B	Evidence of the authority and true signature of the signatories of this Agreement and each Confirmation on its behalf.	Upon execution of this Agreement	Yes
Part IV
Miscellaneous
1. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine.
2. Notices.
In connection with Section 12(a), all notices to Party A shall, with respect to any particular Transaction, be sent to the address, telex number, or facsimile number specified in the relevant Confirmation and any notice for purposes of Sections 5 or 6 of the Agreement shall be sent to the address, telex number, or facsimile number specified below:
Susquehanna Bank

2 Aquarium Drive, Suite 400
Camden, NJ 08103
856-756-3534
856-756-7825
Attn: Hugh J. Arbuthnot
In connection with Section 12(a), all notices to Party B shall, with respect to any particular Transaction, be sent to the address, telex number or facsimile number specified in the relevant Confirmation and any notice for purposes of Sections 5 or 6 of the Agreement shall be sent to the address, telex number or facsimile number specified below:
Casie Ecology Oil Salvage, Inc., MidAtlantic
Recycling Technologies, Inc., and Rezultz, Inc.
3209 North Mill Road
Vineland, NJ 08360
(215) 639-8755
(215) 639-8756
Attn: Brent Kopenhaver
With a Copy to:
Stradley Ronon Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, PA 19103-7098
(215) 564-8120
Attn: Gary P. Scharmett, Esquire
3. Netting of Payments. Subparagraph (ii) of Section 2(c) will not apply as set out in this Agreement.
4. Multibranch Party. For the purpose of Section 10:
Party A is not a Multibranch Party.
Party B is not a Multibranch Party.
5. Credit Support Document: Credit Support Document is not applicable in relation to Party A. Credit Support Document is applicable in relation to Party B and shall mean each agreement and instrument, now or hereafter existing, of any kind or nature which secures, guarantees or otherwise provides direct or indirect assurance of payment or performance of any existing or future obligation of Party B under this Agreement, made by or on behalf of any person or entity (including, without limiting the generality of the foregoing, any credit or loan agreement, note, reimbursement agreement, security agreement, mortgage, pledge agreement, assignment of rents or any other agreement or instrument granting any lien, security interest, assignment, charge or encumbrance to secure any such obligation, any guaranty, suretyship, letter of credit or subordination agreement relating to any such obligation and any other financial support agreement relating to Party B or any Credit Support

Provider) in favor of Party A or any of its Affiliates. Party A and Party B acknowledge that the Credit Support Documents as of the date of this Agreement are that certain Term Loan Agreement by and among Party A and Party B dated as of November 12, 2008 (the “Term Loan Agreement”) or any of the Loan Documents (as such term is defined in the Term Loan Agreement).
Security: Party B agrees that the security interests in collateral granted to Party A under the foregoing Credit Support Documents shall secure the obligations of Party B to Party A under this Agreement. Subject to the provisions and limitations set forth in Section 2.5 of the Term Loan Agreement, to further secure the obligations of Party B under this Agreement, Party A may at any time without prior notice or demand set off against any credit balance in the Reserve Account (as defined in the Term Loan Agreement), all or any part of the Party B’s obligations hereunder. Party B has granted to Party A a security interest in and lien on any such Reserve Account pursuant to the Term Loan Agreement.
6. Credit Support Provider: Credit Support Provider is not applicable in relation to Party A. Credit Support Provider is applicable in relation to Party B and means any person or entity (other than Party B), that now or hereafter secures, guarantees or otherwise provides direct or indirect assurance of payment or performance of any existing or future obligation of Party B under this Agreement or any Credit Support Document.
7. Process Agent: For the purpose of Section 13(c): -
Party A appoints as its Process Agent: Not applicable
Party B appoints as its Process Agent: Not applicable
8. Offices: The provisions of Section 10(a) will apply to this Agreement.
9. Affiliates. Affiliate will have the meaning specified in Section 14 of this Agreement; provided, that for purposes of Section 3(c) of this Agreement, Party B shall be deemed to have no Affiliates other than the Guarantor (as defined in the Term Loan Agreement).
Part V
Other Provisions
1. ISDA Definitions. Reference is hereby made to the 2000 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc., which are hereby incorporated by reference herein. Any terms used and not otherwise defined herein which are contained in the Definitions shall have the meaning set forth therein.
2. Inconsistency. In the event of any inconsistency between any of the following documents, the relevant document first listed below shall govern: (i) a Confirmation; (ii) the Schedule; (iii) the 2000 Definitions; and (iv) the printed form of ISDA Master Agreement.
3. Setoff. Any amount (the “Early Termination Amount”) payable to one party (the Payee) by the other party (the Payer) under Section 6(e), in circumstances where there is a Defaulting Party or one Affected Party in the case where a

Termination Event under Section 5(b)(iv) or (v) has occurred, will, at the option of the party (“X”) other than the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party or the Affected Party), be reduced by its set-off against any amount(s) (the “Other Agreement Amount”) payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between the Payee and the Payer or instrument(s) or undertaking(s) issued or executed by one party to, or in favor of, the other party (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off). X will give notice to the other party of any set-off effected under this Part V 3.
For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.
If an obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.
Nothing in this Part V 3 shall be effective to create a charge or other security interest. This Part V 3 shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).
4. Calculation Agent. The Calculation Agent will be Party A unless otherwise specified in a Confirmation in relation to the relevant Transaction.
5. Waiver of Right to Trial by Jury. Party B and Party A hereby irrevocably waive any and all right to trial by jury with respect to any legal proceeding arising out of or relating to this Agreement or any Transaction contemplated hereby.
6. Application of Events of Default for Fully Paid Transactions. Notwithstanding the terms of Sections 5(a) of this Agreement, none of the events set forth in Section 5(a) shall constitute an Event of Default with respect to Party B if and for as long as there shall be no outstanding obligations, whether absolute or contingent, of Party B under Section 2(a)(i) of this Agreement.
7. Consent to Recording. The parties agree that each party or its respective agent(s) may electronically record all telephonic conversations between them and that any such recordings may be submitted in evidence to any court or in any Proceedings for the purpose of establishing any matters pertinent to any Transaction.
8. Additional Representations. Section 3 is hereby amended by adding at the end thereof the following Subparagraphs:
(g) Eligible Contract Participant or Accredited Investor: It is an “Eligible Contract Participant” (as defined in the US Code, Title 7, Chapter 1, Section 1a); or an “Accredited Investor” (as defined by the SEC) in section 2(a)(15)(ii) of the Securities Act of 1933

(h) Relationship Between Parties.
(i) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. It has not received from the other party any assurance or guarantee as to the expected results of the Transaction.
(ii) Evaluation and Understanding. It is capable of evaluation and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming and assumes the financial and other risks of the Transaction.
(iii) Status of the Parties. The other party is not acting as a fiduciary or an advisor for it in respect of that Transaction.
(i) Principal. It is entering into this Agreement and such other documentation as principal, and not as agent or in any other capacity, fiduciary or otherwise.
9. Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if the Agreement had been executed with the invalid or unenforceable portion eliminated so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.
The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision or covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.
10. Confidentiality. Each party hereby agrees that it shall not disclose to any third parties any proprietary financial information regarding the other party without the prior written consent of the other party other than (i) information that is or becomes a matter of general public knowledge other than as a result of disclosure by the other party, (ii) any information that is already in the other party’s possession provided that the source of such information was not to the knowledge of the disclosing party obligated to keep such information confidential and (iii) any information that is legally required to be disclosed or is otherwise subject to legal, judicial, regulatory or self-regulatory requests for information or documents.

11. Transfer: Section 7 of the Agreement is hereby amended by adding the following in the third line between the word “party” and the comma: “which will not be unreasonably withheld or delayed, provided further that such proposed transferee is an entity with which Party A has then existing credit lines.”
12. Optional Termination. Party B has the option to terminate the Interest Rate Swap Transaction (as defined in any Confirmation between Party A and Party B), in whole, or in part, on any Business Day after the Trade Date (as defined in such Confirmation between Party A and Party B) by providing (i) at least three (3) Business Days’ prior written notice (including by telex or facsimile, provided that receipt of such notice is given by Party A to Party B) to Party A of its election to terminate this Transaction and (ii) evidence reasonably satisfactory to Party A that any and all amounts, if any, owed to Party A in connection with such early termination shall be paid on the due date thereof (the effective date of such optional early termination, hereinafter the “Optional Early Termination Date”); provided, however, that the option to designate an Optional Early Termination Date under this Paragraph shall not prevent either party from designating an Early Termination Date in accordance with the provisions of Section 6 of this Agreement (as a result of the occurrence of an Event of Default, Potential Event of Default or Termination Event), to be effective on any date prior to the Optional Early Termination Date designated hereunder. Such termination shall constitute an Additional Termination Event under the Agreement with Party B as the sole Affected Party, and this Transaction or the terminated portion thereof, as applicable, as the sole Affected Transaction. In the event of such termination, the Calculation Agent shall determine the amount owed in connection with such termination using its commercially reasonable judgment. If Party B disputes such calculation, the Calculation Agent shall determine such amount in accordance with Section 6e of this Agreement as if an Early Termination Date has occurred as of the Optional Early Termination Date.
SIGNATURES FOLLOW ON NEXT PAGE

Party A:

SUSQUEHANNA BANK
By:	/s/ Hugh J. Arbuthnot
NAME: Hugh J. Arbuthnot
TITLE: Commercial relationship Manager
Party B:

Casie Ecology Oil Salvage, Inc.
By:	/s/ Gregory Call
NAME: Gregory Call
TITLE: President

Casie Ecology Oil Salvage, Inc.
By:	/s/ Brent Kopenhaver
NAME: Brent Kopenhaver
TITLE: Treasurer

MidAtlantic Recycling Technologies, Inc.
By:	/s/ Gregory Call
NAME: Gregory Call
TITLE: President

MidAtlantic Recycling Technologies, Inc.
By:	/s/ Brent Kopenhaver
NAME: Brent Kopenhaver
TITLE: Treasurer

Rezultz, Inc.
By:	/s/ Gregory Call
NAME: Gregory Call
TITLE: President

Rezultz, Inc.
By:	/s/ Brent Kopenhaver
NAME: Brent Kopenhaver
TITLE: Treasurer